SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2020

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward-looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On June 26 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement) with Cavalry Fund I LP and Cavalry Special Ops Fund, LLC (collectively, the “Purchaser”), pursuant to which the Company received $1,050,000 in exchange for the issuance of:

●	a 5% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) in the principal amount of $1,200,000; and
●	a five-year warrant (the “Warrant”) to purchase 2,400,000 shares of the Company’s common stock at an exercise price of $0.50 per share.

The transactions contemplated under the Securities Purchase Agreement closed on June 26, 2020. The Company intends to use the proceeds from the issuance of the Debenture and the Warrant for working capital purposes. It plans to seek stockholder approval of a reverse stock split, to be accompanied by an underwritten public offering for cash and the listing of its shares on the Nasdaq Capital Market. There can be no assurance the Company will be successful in these efforts.

The Debenture matures in 12 months, bears interest at a rate of 5% per annum, and is convertible into the Company’s common stock, $0.01 par value, beginning six months after its date of issuance at an initial conversion price of $0.50 per share. Interest is payable quarterly in cash, or if certain conditions are met, the Company may pay accrued interest in shares of its common stock.

The Debenture may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Debenture may be prepaid in an amount equal to 110% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 120% of the principal amount plus accrued interest.

The Debenture will convert into common stock upon the Company’s consummation of a single public offering for cash of common stock or common stock equivalents with initial gross proceeds to the Company equal to or greater than $6,000,000 which results in the listing of the Company’s common stock on a national securities exchange. The conversion price is equal to the lower of (i) the conversion price and (ii) 80% of the offering price in the offering. The Warrant may be called by the Company if the Company’s common stock trades at $1.25 for ten straight trading days, subject to certain conditions. The Warrant also contains provisions permitting cashless exercise subject to certain conditions.

The Debenture and the Warrant contain conversion limitations providing that a holder thereof may not convert the Debenture or exercise the Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Company has also granted the Purchaser piggyback registration rights for the common stock issuable upon conversion of the Debenture and exercise of the Warrant, subject to certain conditions.

The Company’s obligations under the Securities Purchase Agreement are jointly and severally, unconditionally and irrevocably, guaranteed by its subsidiaries, GeoVax, Inc., and Immutak Oncology, Inc. (the “Subsidiary Guarantors”), upon the terms and subject to the conditions set forth in a Subsidiary Guarantee made by each of the Subsidiary Guarantors (the “Subsidiary Guarantee”).

The Company and the Subsidiary Guarantors have pledged substantially all of their assets as security for amounts due under the Debenture, upon the terms and subject to the conditions set forth in a Security Agreement among the Company, the Subsidiary Guarantors and the Purchaser (the “Security Agreement”).

Upon the occurrence of an event of default under the Debenture, the Purchaser has the right to be prepaid at 130% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum. Furthermore, the conversion price is equal to the lesser of (i) the original conversion price and (ii) 70% of the lowest closing price of the Company’ common stock during a 10-day trading period immediately prior to the conversion date.

The Company has also granted the Purchaser a 12-month right to participate in specified future financings, up to a level of 25%.

The Debenture and the Warrant were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Purchaser is an accredited investor which has purchased the securities as an investment in a private placement that did not involve a general solicitation.  The shares to be issued upon conversion of the Debenture and the exercise of the Warrant have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Separately, on June 26, 2020, the Company also entered into an Agreement Regarding Outstanding Convertible Preferred Stock and Warrants with the holders of the Company’s outstanding Series J Convertible Preferred Stock and the Company’s Series G, H. and I Warrants. The purpose of this Agreement was to facilitate the above-referenced Securities Purchase Agreement. The Company also granted certain “piggyback” rights to the holders of the Series J Convertible Preferred Stock and the Company’s Series G, H. and I Warrants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Debenture, the Warrant, the Security Agreement and the Subsidiary Guarantee, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and the Agreement Regarding Outstanding Convertible Preferred Stock and Warrants, attached hereto as Exhibit 10.6, each of which are incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02            Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01            Financial Statements and Exhibits

(d)     Exhibits

10.1     Securities Purchase Agreement dated June 26, 2020.

10.2     Form of 5% Original Issue Discount Senior Secured Convertible Debenture dated June 26, 2020.

10.3     Form of Common Stock Purchase Warrant dated June 26, 2020

10.4     Form of Security Agreement dated June 26, 2020

10.5     Form of Subsidiary Guarantee dated June 26, 2020

10.6     Agreement Regarding Outstanding Convertible Preferred Stock and Warrants dated June 26, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2020

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer